Exhibit 10.6

                         Business Cooperation Agreement

The Agreement is signed in Changsha, Hunan Province of the People's Republic of China (hereinafter referred to as "China") between parties hereafter on Jul 28th, 2009.

Party A: Changsha Huanqiu Vocational Secondary School

Address: Shahe Segment, Ningxiang County, Hunan Province

Party B: Hunan Oya Education Technology Co., Ltd.

Address: No. 119, Block 1, Middle Rongfu Road, Kaifu District, Changsha (Room 1708, Landmark Building)

Hereinafter Party A or Party B is referred to as "one Party" and uniformly referred to as "both parties".

Whereas:

1. Party A is a secondary vocational-technical school in China which is specialized in non-compulsory education and degree education, mainly engaging in secondary vocational-technical education (hereinafter referred to as "main business" for short);

2. Party B is a domestic-funded limited liability company registered in China, with education investment as its main business;

3. Party B agrees to provide Party A with business support and service concerning main business by using its technology, personnel and business resources in accordance with the articles of this Agreement, and Party A agrees to accept the business support and service provided by Party B or any other Party appointed by Party B in accordance with the articles of this Agreement.

Party A and Party B hereby reach the agreement as follows by consensus.

1. BUSINESS COOPERATION

1.1 Subject to the clauses and conditions of the Agreement , Party A hereby appoints Party B as its service providers to provide comprehensive technical support, business support and relevant consulting service for Party A during the duration of this Agreement.

1.2 Party A agrees that Party A shall neither directly or indirectly obtain any consultation or service same with or similar to the Agreement from any third party during the Agreement without Party B's prior written approval, nor establish any partnership with any third party with respect to any matter under the Agreement

1.3 Party A agrees to obtain the written approval of Party B beforehand as for all the individual expenditures of over RMB 1000 Yuan occurring in school, or the same expenditure of over RMB 10000 Yuan accumulated within a month..

1.4 Business cooperation forms

Party A's responsibilities:

(1) Charge for students in accordance with the charging items and standards approved or filed, and a list of charging items is in Attachment1;

(2) Management of school rolls, assessment and management of students;

(3) Implementation of specific teaching task;

(4) Issue education certificate in the name of school;

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(5) Maintain teaching environment inside and outside of campus;

(6) Communicate with the competent education department;

(7) Enjoy preferential policies related with tax in accordance with the law;

(8) Strive for scholarship programs and bursary programs provided by the state, enterprises or individuals;

(9) Protect personal security and property security of all the people in campus;

(10) Cover property insurance for important teaching assets;

(11) Have the rights to use teaching venues and obtain logistic service;

(12) Pay salary not less than the standard of schools for teaching staffs; provide relevant social security and benefits.

Party B's responsibilities of:

(1) According to relevant stipulations, supply diversified investment to school;

(2) Formulate unified enrollment policy, arrange enrollment publicity;

(3) Formulate, supervise and execute uniformly financial management system of the school;

(4) Provide exclusive technical consultation and service in relation to curriculum project, teaching analysis and student management, etc.

(5) Design and maintain school web pages;

(6) Provide career information and employment recommendation for students;

(7) Contact work-study programs units;

(8) Unify the school's external advertisement and publicity;

(9) Formulate assessment criteria for teaching staff, nominate appointment, and dismiss teaching staff, Party A shall take coordinated actions;

(10) Authorize school to use education brand "Huanqiu", and provide standardized management program.

1.5 The type of revenue distribution: all the revenues belong to Party B.

1.6 Party B has the right to appoint all the senior management of Party A.

1.7 Party B has the right to dispose the net assets of Party A.

2. INTELLECTUAL PROPERTY AND CONFIDENTIALITY PROVISIONS

2.1 Party B shall, within the Chinese law, have the exclusive rights and interests to all rights, ownerships, equities and all intellectual properties generated or created for fulfilling the Agreement, including but not limited to copyright, patent right, right for patent application, software, technical know-how, trade secret and others. Party A shall sign all appropriate documents, adopt all appropriate actions, submit all documents and /or applications, provide all appropriate assistance, and conduct all behaviors Party A considered to be necessary upon its sole discretion, to entitle all ownerships, rights and benefits of such intellectual property to Party B and /or perfect the protection of such intellectual property of Party A.

2.2 Both parties acknowledge and confirm that the Agreement and the content thereof, as well as any exchanged oral or written documents for preparing or fulfilling the Agreement are confidential information which may not be disclosed

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to any other parties without the prior written  authorisation of the other Party except the followings: (a) any information known or to be known by publics (only
those   information  not  disclosed  to  publics  by  the  party  accepting  the confidential information without permission); (b) any information needed by any party with respect to the Agreement to be disclosed at the request of applicable laws, stock exchange regulations or orders from government or court; or (c) any information needed to be disclosed to the stockholders, investors, or law or financial consultant who have to observe the confidential obligations similar to the Agreement as well . Any such disclosure from personnel or employed institutes of one party shall be considered as the disclosure of that party and shall be liable for breach of contract. This clause shall be valid no matter the Agreement is terminated for any reason.

2.3 Both parties agree that this clause shall be valid no matter the Agreement is modified, cancelled or terminated.

3. REPRESENTATIONS AND WARRANTIES

3.1 Representations and warranties of Party A are as follows:

3.1.1 Party A is a secondary vocational-technical school in China, and has acquired the government license, license plate necessary for main business.

3.1.2 Party A signs and performs this Agreement without violating provisions of laws and regulations.

3.1.3 This agreement constitutes the legal, valid and binding obligations which can be executed forcibly according to terms of this Agreement.

3.2 Representations and warranties of Party A are as follows:

3.2.1 Party B is a domestic-investment limited liability company registered in china.

3.2.2 Party B has taken necessary corporate actions to sign and fulfill the Agreement; Party B's signing and fulfillment of the Agreement shall not break the rules of the laws and regulations

3.2.3 This agreement constitutes the legal, valid and binding obligations which can be executed forcibly according to terms of this Agreement.

4. EFFECTIVENESS AND TERM OF VALIDITY

4.1 The Agreement shall be signed and take effect as of day showed at the beginning of the Agreement. The term of validity of the Agreement shall be 15 years unless being prematurely terminated according to the Agreement or any other agreements of the parties, meanwhile, both parties shall make a review about the Agreement every 12 months since signed to decide whether correspondingly modify or supplement the Agreement subject to circumstances at the time.

4.2 The Agreement can be extended upon both parties' written confirmation before expiration

5. TERMINATION

5.1 The Agreement shall be terminated upon the expiration, unless being extended subject to the Agreement.

5.2 Party A shall not prematurely terminate the Agreement during the term of validity unless Party B has any gross negligence or fraudulent conduct. Nevertheless, Party B can terminate the Agreement through written notice 30 days in advance at any time.

5.3 Both parties' rights and obligations under Clauses 3, 7 and 8 shall remain valid after termination of the Agreement.

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6. APPLICABLE LAW AND DISPUTE RESOLUTIONS

6.1 The Agreement shall be made, validated, interpreted, performed, revised and terminated and the disputes shall be resolved in conformance with related Chinese laws.

6.2 Both parties shall resolve any dispute arising from interpreting and fulfilling the Agreement based on friendly negotiations at first within 30 days upon sending a written notice by one Party to the other, which, if a failure, shall be hereafter presented by any party to the people's court with jurisdiction right of Party A for settlement,.

6.3 In case of any dispute arising from interpreting and fulfilling the agreement or during the arbitration on any dispute, both parties shall still exercise other rights and fulfill other respective obligations under the Agreement except for those items in dispute.

7. COMPENSATION

Party A shall compensate Party B for any loss, damage, responsibility or charge generated or caused by consultation and services provided by Party B to Party A subject to the Agreement or incurred for Party A's lawsuit, request or other requirement, unless the loss, damage, responsibility or charge are generated due to Party A's gross negligence or scienter.

8. NOTICE

8.1 All notices or other correspondences requested or sent upon the Agreement shall be sent to the following address of the Party through personal delivery, registered post, postage prepaid, business express service or fax and all notices shall be sent through email once more. The service date of such notices shall be confirmed as per the following methods:

8.1.1 If the notice is sent through personal delivery, express service, registered post or postage prepaid, the service date shall be the day when the notice is sent or rejected upon the notice address.

8.1.2 If the notice is sent through fax, the service date shall be the day when the notice is successfully sent out (subject to the auto-generated sending acknowledgement)..

8.2 For the purpose of notice, both Parties' addresses are as following:

Party A: Party A: Changsha Huanqiu Vocational Secondary School

Address: Shahe Segment, Ningxiang County, Hunan Province

Recipient: Guangwen He

Party B: Hunan Oya Education Technology Co., Ltd.

Address: No. 119, Block 1, Middle Furong Road, Kaifu District, Changsha (Room 1708, Landmark Building)

Recipient: Guangwen He

8.3 Either Party can notice the other Party the change of the notice address at any time upon this clause.

9 TRANSFER OF THE AGREEMENT

9.1 Party A should not transfer the rights and obligations under the Agreement to the third Party without Party B's prior written permission.

9.2 Party B hereby agrees that Party B can transfer its rights and obligations under the Agreement to the third Party when necessary, and Party B only needs to send written notice to Party A when such transfer occurs without waiting Party A's approval.

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10. DIVISIBILITY OF THE AGREEMENT

If one or more clauses of the Agreement are adjudged to be invalid, illegal or unenforceable in any aspect subject to any law or regulation, the validity, legality or enforceability of the other part of the Agreement shall not be impacted or damaged for such reason. Both Parties shall, through sincere negotiations, replace the invalid, illegal or unenforceable regulations with effective regulations within the law and to the maximum both Parties expected, economic effects of such effective regulations shall be as similar as possible with those of the invalid, illegal or unenforceable regulations.

11. AMENDMENT AND SUPPLEMENTATION OF THE AGREEMENT

Both Parties can modify or supplement the Agreement through written agreement. Any modification or supplementation signed by both Parties shall be the component of the Agreement and have equal legal effect with the Agreement.

12. LANGUAGE AND DUPLICATION

The Agreement shall be in Chinese and made in duplicate. Each party shall take one copy with each equally valid.

IN WITNESS WHEREOF the representatives authorized by both Parties have signed this Excusive Business Cooperation Agreement and validated it as of day showed at the beginning of the Agreement.

Party A:

Changsha Huanqiu Vocational Secondary School


/s/ Guangwen He

August 31, 2009


Party B:

Hunan Oya Education Technology Co., Ltd.


/s/ Guangwen He

August 31, 2009

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ATTACHMENT 1

List of charging items and charging standards



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